UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 7, 2016

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1010 Atlantic Avenue
Suite 102
Alameda, California 94501
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors” and other filings that BioTime may make with the SEC. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, BioTime disclaims any intent or obligation to update these forward-looking statements.

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Compensation

On April 7 and April 11, 2016 we awarded bonuses to certain of our executive officers based on their performance and total compensation for 2015, and we awarded stock options and restricted stock units (“RSUs”) under our Equity Incentive Plan as an incentive for future performance.

The bonuses awarded are shown in the following table.

Name of Executive	Title	Amount of Bonus
Michael D. West	Co-Chief Executive Officer	$ 65,000	(1)
Aditya Mohanty	Co-Chief Executive Officer	$250,000	(2)
Russell Skibsted	Chief Financial Officer(3)	$ 8,630
Alfred D. Kingsley	Executive Chairman(4)	$100,000

(1)	Dr. West’s bonus was awarded pursuant to a bonus formula in his employment agreement

(2)	Mr. Mohanty’s bonus was awarded as a cash bonus of $50,000 and 67,567 fully vested common shares having a market value of $200,000 on the date of grant based on the closing price of our common shares on the NYSE MKT on that date.

(3)	Mr. Skibsted joined BioTime as Chief Financial Officer during November 2015.

(4)	Mr. Kingsley was awarded a bonus in his capacity as Executive Chairman of our subsidiaries OrthoCyte Corporation and ReCyte Therapeutics, Inc. to which the expense of his bonus will be allocated.

The stock options and RSUs awarded are shown in the following table. The option and RSU grants to Mr. Mohanty in part reflect the fact that he did not receive an equity award when he was appointed Co-Chief Executive Officer.

		Number of	Number of
Name of Executive	Title	RSUs(1)	Option Shares(2)
Michael D. West	Co-Chief Executive Officer	25,000	175,000
Aditya Mohanty	Co-Chief Executive Officer	75,000	375,000

(1)	The RSUs will vest as follows: 25% will vest upon the completion of 12 months of continuous service from the date of grant, and the balance will vest in twelve equal quarterly installments thereafter upon completion of each quarter of continuous employment.

(2)	The options will vest as follows: 25% will vest upon the completion of 12 months of continuous service from the date of grant, and the balance will vest in 36 equal monthly installments commencing on the first anniversary of the date of grant based upon each month of continuous employment by the executive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: April 13, 2016	By:	s/Russell Skibsted
Russell Skibsted
Chief Financial Officer